UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

AEROVATE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40544	83-1377888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Winter Street, Suite M-500
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (617) 443-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVTE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously disclosed, on October 30, 2024, Aerovate Therapeutics, Inc., a Delaware corporation (“Aerovate”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Caribbean Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Aerovate, will merge with and into Jade Biosciences, Inc. (“Jade”), with Jade continuing as a wholly owned subsidiary of Aerovate and the surviving corporation of the merger (the “First Merger”), and Jade will merge with and into Caribbean Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Aerovate (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), with Merger Sub II being the surviving entity of the merger (the “Second Merger” and, together with the First Merger, the “Merger”).

Certain Litigation

On March 27, 2025, purported Aerovate stockholders filed complaints in the Supreme Court of the State of New York, New York County against Aerovate and the members of Aerovate’s board of directors, captioned Clark v. Aerovate Therapeutics, Inc., et al., No. 651694/2025, and Williams v. Aerovate Therapeutics, Inc., et al., No. 651691/2025 (collectively, the “Complaints”). The Complaints assert claims for negligent misrepresentation and concealment in violation of New York State common law for purportedly misrepresenting or omitting allegedly material information from the Registration Statement on Form S-4 filed in connection with the Merger (the “Form S-4”), most recently amended on March 24, 2025 and deemed effective on March 25, 2025. The plaintiffs seek injunctive relief or, in the event the Merger is consummated, damages and expenses in an unspecified amount.

Moreover, in connection with the Merger, from December 14, 2024 to April 9, 2025, Aerovate received ten demand letters (the “Demands”) from purported stockholders seeking additional disclosures in the Form S-4.

Aerovate cannot predict the outcome of any potential litigation, the Complaints or the Demands. Aerovate and the individual defendants intend to vigorously defend against the Complaints, the Demands and any subsequently filed complaints or similar actions. It is possible additional demand letters may be received or that other lawsuits may be filed arising from the Merger between April 9, 2025 and consummation of the Merger. Absent new or significantly different allegations, Aerovate will not necessarily disclose such additional filings or demand letters.

Aerovate believes that no further disclosure is required to supplement the Form S-4 and the supplemental disclosures contained herein are not required or necessary under applicable laws. Nevertheless, in order to moot the disclosure claims and avoid nuisance and possible expense and business delays, Aerovate has determined voluntarily to supplement certain disclosures in the Form S-4 with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit of the Complaints or the Demands described above or of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Aerovate specifically denies all allegations in the Complaints and the Demands that any additional disclosure was or is required or is material.

Supplemental Disclosures to the Form S-4

The following Supplemental Disclosures should be read in conjunction with the Form S-4, which should be read in its entirety as supplemented. The inclusion in this supplement to the Form S-4 of certain information should not be regarded as an indication that any of Aerovate or its directors, affiliates, officers, or other representatives, or any other recipient of this information, considered, or now considers, it to be material, and such information should not be relied upon as such. Defined terms used but not defined herein have the meanings set forth in the Form S-4. For clarity, new text within restated paragraphs from the Form S-4 is highlighted with bold, underlined text, and deleted text within restated paragraphs from the Form S-4 is highlighted with ~~strikethrough text~~.

The disclosure under the heading “The Merger—Background of the Transaction” is hereby amended and supplemented by replacing the final paragraph beginning on page 114 and carrying over onto page 115 of the Form S-4 in its entirety with the following:

On June 28, 2024, the Aerovate board of directors held a meeting at which members of Aerovate’s management and representatives of Goodwin were present. At this meeting, the Aerovate board of directors considered various strategic alternatives and, with management and Goodwin, weighed the potential value that Aerovate could deliver to stockholders in the event of a possible reverse merger compared to a liquidation scenario. Following such discussion, the Aerovate board of directors determined that management should focus its efforts on pursuing a possible reverse merger and, as a parallel contingency plan, a liquidation or dissolution of Aerovate. A reverse merger, which is a transaction in which a wholly owned Aerovate subsidiary would merge with and into a privately held company with Aerovate surviving as the parent company and the privately held company continuing as a wholly owned Aerovate subsidiary, was considered to be the most desirable transaction structure to enhance stockholder value, given Aerovate’s cash position, its status as a public company, similar transactions recently completed with attractive merger partners and the termination of Aerovate’s clinical development program. The Aerovate board of directors considered the value that Aerovate’s public listing and access to public capital markets and cash might provide to a high-quality private company seeking to advance its own clinical programs or business by becoming a public company. Further, a reverse merger could provide Aerovate stockholders with a stake in a combined organization possessing both promising clinical or commercial prospects and the means to pursue them, and provide an opportunity for long-term value creation for Aerovate stockholders. Following further discussion, the Aerovate board of directors determined that Aerovate should publicly announce the results of its business review and that Aerovate was reviewing strategic alternatives. Aerovate’s management then discussed the formal engagement of Wedbush, including the terms of a proposed engagement letter between Aerovate and Wedbush, and noted Wedbush’s qualifications, professional reputation, experience and expertise as a transaction advisor for reverse mergers in the biopharmaceutical industry. The Aerovate board of directors also took into account Wedbush’s status as an internationally recognized investment banking firm that has substantial experience in transactions similar to those that the Aerovate board of directors would potentially be considering. The Aerovate board of directors reviewed and discussed the terms of the engagement letter and subsequently approved the entry into an engagement letter, dated July 4, 2024, between Aerovate and Wedbush. The engagement letter provided for a 3.0% success fee based on the valuation attributed to Aerovate in the definitive documentation related to a strategic transaction, with a minimum fee of $1,750,000. Pursuant to this engagement letter, it is anticipated that Wedbush will receive a fee of approximately $2,340,000 for its services as Aerovate’s financial advisor in connection with the Merger, $1,590,000 of which is contingent upon consummation of the Merger, in addition to the reimbursement of certain out-of-pocket expenses arising out of Wedbush’s engagement.

The disclosure under the heading “The Merger—Background of the Transaction” is hereby amended and supplemented by replacing the final full paragraph on page 120 of the Form S-4 in its entirety with the following:

On October 15, 2024, at the direction of the Aerovate board of directors, representatives of Wedbush sent a non-binding term sheet to Jade. The term sheet provided for a reverse merger transaction with an ascribed value of Aerovate of $10 million, in each case, prior to any concurrent financing. The Aerovate valuation was based on (i) $0 of net cash at closing plus (ii) a non-cash enterprise value of $10 million. The term sheet also provided for a special cash dividend of 100% of Aerovate’s net cash to Aerovate stockholders prior to the closing. The term sheet also provided for a concurrent financing at closing of no less than $175 million, ~~and~~ a post-closing board of directors to be mutually agreed upon by Aerovate and Jade, and did not contain any provisions regarding post-closing employment of any Aerovate employees.

The disclosure under the heading “The Merger—Background of the Transaction” is hereby amended and supplemented by replacing the second full paragraph on page 122 of the Form S-4 in its entirety with the following:

On October 27, 2024, the Aerovate board of directors discussed via email the formal engagement of Lucid Capital Markets, LLC (“Lucid”) to provide a fairness opinion to the Aerovate board of directors in the context of a reverse merger with Jade. Aerovate management noted Wedbush’s prior discussions with Aerovate’s management and Goodwin on October 21, 2024, during which it was determined that Wedbush ~~indicated that they were~~ was unable to provide a fairness opinion to the Aerovate board of directors due to Wedbush & Co., LLC serving as a placement agent on Jade’s concurrent financing. Aerovate’s management noted Lucid’s qualifications, professional reputation and experience, including that Lucid has been engaged by other companies to render financial opinions in connection with mergers, acquisitions, and for other purposes. Based on these factors, on October 30, 2024, the Transaction Committee authorized and ratified the engagement of Lucid to provide a fairness opinion in connection with the reverse merger with Jade. Such engagement letter was entered into between Aerovate and Lucid, effective October 29, 2024. Following the execution of the engagement letter with Lucid, the Aerovate board of directors was provided a customary relationship disclosure letter made available by Lucid prior to the meeting, indicating that Lucid had not been engaged by Jade during the two-year period prior to such disclosure.

The disclosure under the heading “The Merger—Opinion of Aerovate’s Financial Advisor—Analysis of Selected Initial Public Offering Transactions” is hereby amended and supplemented by replacing the table captioned “Selected Precedent IPO Companies” on page 134 of the Form S-4 in its entirety with the following:

Filing Date	Issuer	Stage of Development at IPO	Pre-Money Value at IPO ($M)	Cash ($M)	Debt ($M)	Enterprise Value ($M)
4/5/24	Contineum Therapeutics	Phase I	$292.1	$117.9	$0.0	$174.2
7/13/23	Apogee Therapeutics	Phase I	509.4	125.1	0.0	384.3
6/15/23	Azitra	Phase I	52.9	1.8	7.5	58.6
9/14/22	Third Harmonic Bio	Phase I	472.5	112.7	0.0	359.8
10/20/21	Ventyx Biosciences	Phase I	631.3	142.0	0.0	489.4
9/14/21	DICE Therapeutics	Preclinical	414.2	42.5	2.4	374.1
3/11/21	Prometheus Biosciences	Phase I	517.8	54.2	7.4	471.0
2/16/21	Virpax Pharmaceuticals	Preclinical	31.5	0.1	1.6	33.0
9/17/20	Dyne Therapeutics	Preclinical	595.3	11.7	10.0	593.6
8/20/20	Kymera Therapeutics	Preclinical	689.1	156.0	19.1	552.2
6/19/20	Biora Therapeutics	Preclinical	577.5	11.7	71.8	637.6
6/12/20	Avidity Biosciences	Preclinical	377.1	88.8	4.5	292.8
6/4/20	Applied Molecular Transport	Phase I	299.6	16.1	0.1	283.6
10/24/19	Cabaletta Bio	Phase I	184.3	71.0	0.0	113.3
6/26/19	Morphic Holding	Preclinical	353.9	186.1	0.0	167.8
2/15/19	Hoth Therapeutics	Phase I	45.8	0.3	0.0	45.5
6/20/18	Kezar Life Sciences	Phase I	199.8	47.1	0.0	152.7
5/8/18	Evelo Biosciences	Phase I	424.9	114.3	14.7	325.3

The disclosure under the heading “The Merger—Opinion of Aerovate’s Financial Advisor—Analysis of Selected Publicly Traded Companies” is hereby amended and supplemented by replacing the table captioned “Selected Publicly Traded Companies” on page 135 of the Form S-4 in its entirety with the following:

Company Name	Stage of Development	Market Capitalization ($M)	Debt ($M)	Cash ($M)	Enterprise Value ($M)
Spyre Therapeutics	Phase I	$1,751.8	$0.0	$426.0	$1,325.8
Oruka Therapeutics	Preclinical	1,586.9	0.0	475.0	1,111.9
IGM Biosciences	Phase I	1,045.8	0.0	256.4	789.4
Absci	Preclinical	470.1	6.2	145.2	331.1
Third Harmonic Bio	Phase I	583.2	0.0	255.3	327.9
Contineum Therapeutics	Phase I	440.4	0.0	218.7	221.7
ProQR Therapeutics	Preclinical	377.7	4.4	178.0	204.1
AbCellera Biologics	Preclinical	819.2	0.0	670.4	148.8
Zura Bio	Phase I	295.4	0.0	188.4	107.0
Climb Bio	Phase I	262.9	0.0	223.1	39.7
Regulus Therapeutics	Phase I	102.1	0.0	95.9	6.2
Adicet Bio	Phase I	112.1	0.0	224.1	(112.0)

The disclosure under the heading “The Merger—Opinion of Aerovate’s Financial Advisor—Analysis of Selected Fairmount-Backed Publicly Traded Companies” is hereby amended and supplemented by replacing the table captioned “Selected Publicly Traded Companies” on page 136 of the Form S-4 in its entirety with the following:

Company Name	Stage of Development	Market Capitalization ($M)	Debt ($M)	Cash ($M)	Enterprise Value ($M)
Apogee Therapeutics	Phase II	$3,211.7	$0.0	$789.6	$2,422.1
Spyre Therapeutics	Phase I	1,751.8	0.0	426.0	1,325.8
Oruka Therapeutics	Preclinical	1,586.9	0.0	475.0	1,111.9
Cogent Biosciences	Phase III	1,314.5	0.0	389.9	924.6
Viridian Therapeutics	Phase III	1,692.6	20.5	796.4	916.7
Astria Therapeutics	Phase Ib/II	680.5	0.0	354.7	325.8

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, concerning Aerovate, Jade, the proposed pre-closing financing and the proposed Merger between Aerovate and Jade (collectively, the “Proposed Transactions”) and other matters. These forward-looking statements include, but are not limited to, the outcome of any potential litigation, the Complaints or the Demands, expectations related to anticipated timing of the special meeting of Aerovate’s stockholders, approval of the Merger by Aerovate’s stockholders, satisfaction (or waiver) of closing conditions under the Merger Agreement and the closing of the Merger. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Aerovate, Jade or the Proposed Transactions or the Complaints or Demands will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Aerovate’s control) or other assumptions that may cause actual results to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing or consummation of the Proposed Transactions are not satisfied, including Aerovate’s failure to obtain stockholder approval for the proposed Merger; the risk that the proposed pre-closing financing is not completed in a timely manner or at all; uncertainties as to the timing of the consummation of the Proposed Transactions and the ability of each of Aerovate and Jade to consummate the transactions contemplated by the Proposed Transactions; risks related to Aerovate’s continued listing on Nasdaq until closing of the Proposed Transactions and the combined company’s ability to remain listed following the Proposed Transactions; risks related to Aerovate’s and Jade’s ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transactions, as applicable, as well as uncertainties regarding the impact any delay in the closing of any of the Proposed Transactions would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Proposed Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the business combination between Aerovate and Jade; costs related to the Merger; as a result of adjustments to the exchange ratio, Jade stockholders and Aerovate stockholders could own more or less of the combined company than is currently anticipated; the outcome of any legal proceedings that may be instituted against Aerovate, Jade or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby, including with respect to the Complaints and the Demands; unexpected costs, charges or expenses resulting from the Proposed Transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Proposed Transactions; the risk that Aerovate stockholders receive more or less of the cash dividend than is currently anticipated; and those uncertainties and factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Form 10-K, 10-Q and 8-K, in other filings that Aerovate makes and will make with the SEC in connection with the proposed Merger, including the proxy statement/prospectus described below under “Important Additional Information About the Proposed Transaction Filed with the SEC,” as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Aerovate from time to time, any risk factors related to Aerovate or Jade made available to you in connection with the Proposed Transactions, as well as risk factors associated with companies, such as Jade, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Aerovate’s or Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report on Form 8-K which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither Aerovate nor Jade undertakes or accepts any duty to release publicly any updates or revisions to any forward-looking statements. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Aerovate or Jade.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the Proposed Transactions between Aerovate and Jade or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K IS TRUTHFUL OR COMPLETE.

Important Additional Information about the Proposed Transaction Filed with the SEC

This Current Report on Form 8-K is not a substitute for the Form S-4 or for any other document that Aerovate has filed or may file with the SEC in connection with the Proposed Transactions. In connection with the Proposed Transactions, Aerovate has filed with the SEC the Form S-4, which contains a proxy statement/prospectus of Aerovate. AEROVATE URGES INVESTORS AND STOCKHOLDERS TO READ THE FORM S-4, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT AEROVATE, JADE, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders can obtain free copies of the proxy statement/prospectus and other documents filed by Aerovate with the SEC through the website maintained by the SEC at www.sec.gov. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials filed with the SEC before making any voting or investment decision with respect to the Proposed Transactions. In addition, investors and stockholders should note that Aerovate communicates with investors and the public using its website (https://ir.aerovatetx.com/).

Participants in the Solicitation

Aerovate, Jade and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transactions. Information about Aerovate’s directors and executive officers, including a description of their interests in Aerovate, is included in the proxy statement/prospectus relating to the Proposed Transactions and Aerovate’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, each as filed with the SEC. Information about Aerovate’s and Jade’s respective directors and executive officers and their interests in the Proposed Transactions is included in the proxy statement/prospectus relating to the Proposed Transactions filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerovate Therapeutics, Inc.
(Registrant)

Date: April 9, 2025	By:	/s/ George A. Eldridge
George A. Eldridge
Chief Financial Officer